EXHIBIT 10.1

RESCISSION AND MUTUAL RELEASE AGREEMENT
BETWEEN
KINGS ROAD ENTERTAINMENT, INC. & ASHFORD CAPITAL, LLC

This Rescission and Mutual Release Agreement (hereinafter referred to as “Agreement”), is made and entered into this ____day of May, 2007, by and between KINGS ROAD ENTERTAINMENT, INC., (herein referred to as “KREN”), which maintains a business address at 468 N. Camden Drive, Beverly Hills, CA 90210, and ASHFORD CAPITAL, LLC., (herein referred to as “Ashford Capital”), which maintains a business address at 19200 Von Karman Ave., Suite 600, Irvine, CA 92612, and, each and all of which are referred to from time to time as the “Parties,” as follows:

RECITALS

WHEREAS, on or about March 1, 2007 the Parties executed a Stock Purchase Agreement (the “SPA”) between the Board of Directors of KREN and the Manager of Ashford Capital, whereby Ashford Capital was to purchase four million seven hundred thousand (4,700,000) shares of 144 restricted stock of KREN for the consideration of $300,000.  A copy of the SPA is attached hereto as Exhibit A and by this reference made a part of this Agreement;

WHEREAS, on or about May 4, 2007 the Parties agreed to rescind the SPA and enter into a mutual release and rescission of the agreement; and

WHEREAS, it is the desire of the Parties to this Agreement to fully and finally settle the disputes between them including any and all claims arising from the transaction embodied in the SPA, subject only to the terms and conditions set forth in this Agreement.  This Agreement does not constitute an admission of liability or concession of the merit of any claims by any party but is entered into by and between the Parties herein solely for the purposes of settling disputed claims and to avoid the expense and uncertainty of potential litigation.

NOW, THEREFORE, in consideration of the recitals contained herein, and based upon the following promises and consideration, it is hereby agreed as follows:

1.               Consent to Rescission.  The Parties hereby consent to and agree to rescind that certain Stock Purchase Agreement between them, a copy of which is attached as Exhibit A.

2.               Disposition of Consideration Received.

a.               Ashford Capital shall: (1) return the 4,700,000 shares of KREN common stock purchased pursuant to the SPA; and (2) deliver to KREN a stock power, with gold medallion signature, for the certificate transferred.

b.              KREN shall return to Ashford Capital, through wire transfer, $300,000 (USD), representing the reimbursement for the purchase price of the aforementioned stock.

3.               Party Warranties and Representations.  Each party warrants that is has full authority to make the above-described mutual general release of all claims.  Each party warrants that it has not assigned its claims against any party hereto to anyone else.

4.               Surrender of Rights.  Each party desires to extend the release as fully as possible as between themselves and to expressly waive any limitation on the effect of said release as set forth in section 1542 of the California Civil Code, or any other provisions of law, which may limit the effectiveness of the release.  Section 1542 of the California Civil Code provides:

“Section 1542.  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

5.               Escrow.  The Parties agree to select a mutually agreeable third party to act as escrow holder (“Escrow Holder”) and to effect the exchange contemplated by this Agreement.  The Escrow Holder will act according to the terms of the Escrow Instructions.  A copy of this Escrow Instructions are attached hereto as Exhibit B and by this reference made a part of this Agreement.

6.               Destruction of Proprietary and Confidential Materials.  Each party to this Agreement shall return and destroy all proprietary or confidential information received from the other party during the course of the negotiations and discussions concerning the SPA.

Miscellaneous Provisions

7.               Each party to this Agreement Agrees to do all things necessary or convenient to carry out and effectuate the terms of this Agreement.

8.               This Agreement is the entire agreement between the Parties and supercedes all prior or contemporaneous agreement or understandings.  Any modifications to this Agreement must be in writing and signed by all Parties.  This Agreement shall not be construed against any party due to the party’s participation in the drafting of the Agreement.

9.               In the event a lawsuit is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to an award of reasonable attorney’s fees and costs.

10.         This Agreement shall be governed by the laws of the State of California, in the County of Orange.

11.         The section headings are for the convenience of the Parties, and do not limit the provisions of this Agreement.

12.         This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original and, when taken together with other singed counterparts, shall constitute one Agreement which shall be binding upon and effective as to all Parties.  The Parties agree to accept as original signatures those signed copies of this Agreement executed and received by telefax, e-mail, or as a scanned document.

13.         The terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the Parties.

Executed on May 10, 2007.

KINGS ROAD ENTERTAINMENT, INC.
By:	/s/ Philip Holmes
Philip Holmes, CEO

ASHFORD CAPITAL, LLC
By:	/s/ Frank Kavanaugh
Frank Kavanaugh, Managing Director